UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2019

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 400 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Sub-License Agreement

On April 26, 2019, Dyadic International, Inc. (“Dyadic” or the “Company”) entered into a sub-license agreement (the “Sub-License Agreement”) with Luina Bio Pty Ltd. and Novovet Pty Ltd (“Novovet”).

Under the terms of the Sub-License Agreement, the Company has granted to Novovet, subject to the terms of the license agreement entered into between the Company and Danisco US, Inc. on December 31, 2015, a worldwide sub-license to certain patent rights and know-how related to Dyadic's proprietary C1 gene expression platform for the exclusive and sole purpose of commercializing certain targeted antigen and biological products for the prevention and treatment of various ailments for companion animals.

In consideration of the license granted pursuant to the Sub-License Agreement, Dyadic received 20% equity in Novovet (“Up-Front Consideration”) in accordance with the Shareholders Agreement described below, and a percentage of royalties on net sales and non-sales revenue which incorporates Dyadic's proprietary C1 gene expression platform. The Sub-License Agreement will terminate on a country-by-country basis in accordance with the terms set forth in the Sub-License Agreement.

Shareholders Agreement

As a result of receipt of the Up-Front Consideration, Dyadic became a party to the Novovet Shareholders Agreement on April 26, 2019 (the “Shareholders Agreement”) pursuant to which the Company has agreed to certain rights, covenants and obligations.

Board Nomination Rights

The Shareholders Agreement provides that, for as long as the Company has a respective proportion of Novovet equal to or more than 20%, it may designate one individual to serve on the board of directors. The Dyadic appointee is Mark Emalfarb, Dyadic’s CEO.

Transfer Restrictions

Pursuant to the Shareholders Agreement, the Company agreed, subject to certain exceptions, not to sell, transfer, assign, convey or otherwise dispose of its interests in Novovet.

Other Rights

Pursuant to the Shareholders Agreement, the Company is entitled to or subject to, as applicable, anti-dilution rights, tag along rights and drag along rights, each as described in the Shareholders Agreement.

The foregoing descriptions of the Sub-License Agreement and the Shareholders Agreement are qualified in their entirety by reference to the complete terms and conditions of the agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On April 30, 2019, Dyadic issued a press release announcing the entry into Sub-License Agreement and Shareholders Agreement described in Item 1.01 on this Current Report on Form 8-K. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1
Sub-License Agreement among Dyadic International (USA), Inc., Luina Bio Pty Ltd. and Novovet Pty Ltd, dated April 26, 2019. Specific items in this exhibit have been redacted, as marked by three asterisks [***].

10.2
Shareholders Agreement among Dyadic International (USA), Inc., JCL Biologics Pty Ltd and Novovet Pty Ltd, dated April 26, 2019. Specific items in this exhibit have been redacted, as marked by three asterisks [***].

99.1	Press Release issued by Dyadic International, Inc. announcing Sub-licensing Agreement with Luina Bio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dyadic International, Inc.

Date: May 2, 2019	By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	Chief Executive Officer